Exhibit 10.2

EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WARNER-ELEKTRA-ATLANTIC CORPORATION

75 Rockefeller Plaza

New York, New York 10019

Dated: March 13, 2007

Cinram Distribution LLC

Cinram GmbH

c/o Cinram International Inc.

2255 Markham Road

Scarborough, Ontario M1B 2W3

Canada

Attention: Dave Rubenstein

Gentlemen:

Reference is made to each of the US Pick, Pack and Shipping Services Agreement between Cinram Distribution LLC (“Cinram Distribution”) and Warner-Elektra-Atlantic Corporation (“WEA”) dated as of October 24, 2003 (the “US PPS Agreement”), the International Pick, Pack and Shipping Services Agreement between Cinram GmbH and WEA International Inc. (“WMI”) dated as of October 24, 2003 (the “International PPS Agreement”) and the amendment to each of the US PPS Agreement and the International PPS Agreement dated as of September 6, 2006 (the “First Amendment”). Any terms which are used below and which are defined in the US PPS Agreement or the International PPS Agreement shall have the same meanings and definitions as set forth therein, unless otherwise indicated. This letter, when signed by Cinram Distribution, Cinram GmbH, WEA and WMI, shall constitute an agreement to further modify each of the US PPS Agreement and International PPS Agreement as hereinafter provided, effective as of the date hereof.

1.     (a) Subparagraph 13(a)(xxix) of the US PPS Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

“(xxix) “Term” shall mean the period commencing on the Closing Date, as such term is defined in the Stock Purchase Agreement, and ending on December 31, 2010, subject to earlier termination in accordance with Paragraph 11.”

(b) Subparagraph 13(a)(v) of the International PPS Agreement is hereby deleted in its entirety and replaced with the following:

“(v) “Exclusive Territory” shall mean Germany, Austria, Switzerland, Netherlands, Denmark, Belgium, the Czech Republic, Finland, Norway, and Sweden.”

(c) Subparagraph 13(a)(xxvi) of the International PPS Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

“(xxvi) “Term” shall mean the period commencing on the Closing Date, as such term is defined in the Stock Purchase Agreement, and ending on December 31, 2010, subject to earlier termination in accordance with Paragraph 11.”

2. [*].

3. Paragraph 2 of the First Amendment is hereby deleted in its entirety and shall be deemed null and void ab initio.

4. Each of Schedules A, B, C, D, E and F to the International PPS Agreement are hereby deleted in their entirety and replaced with the Schedules attached hereto.

5. [*].

6. Except as expressly modified in this amendment, all other terms and conditions of the US PPS Agreement and the International PPS Agreement are hereby ratified and confirmed and will remain in full force and effect.

If the foregoing is acceptable, please acknowledge the same by signing in the appropriate place below.

Very truly yours,

WARNER-ELEKTRA-ATLANTIC CORPORATION

By:	/s/ PAUL ROBINSON
Paul Robinson

WEA INTERNATIONAL INC.

By:	/s/ PAUL ROBINSON
Paul Robinson

Accepted and Agreed to:

CINRAM DISTRIBUTION LLC

By:	/s/ DAVE RUBENSTEIN
An authorized signatory

CINRAM GmbH

By:	/s/ JOHN FITZGERALD
An authorized signatory

CINRAM INTERNATIONAL INC., on behalf of Cinram Manufacturing, LLC, Cinram Distribution LLC, Ivy Hill Corporation, Giant Merchandising, Inc. and Giant Merchandising

By:	/s/ DAVE RUBENSTEIN
An authorized signatory

Schedule A

Service Level Requirements

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Schedule B

WMI’S Code of Conduct For Third Party Service Providers

1. Company will not (without WMI’s written consent) manufacture merchandise utilizing any properties the copyright or trademark to which is owned or licensed exclusively by WMI, or its wholly owned or controlled affiliates other than Products in accordance with this Agreement.

2. Company shall not use child labor in the manufacturing, packaging or distribution of Products. The term “child” refers to a person younger than the local legal minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of Products.

3. Company shall only employ persons whose presence is voluntary. Company shall not use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

4. Company shall treat each employee with dignity and respect, and shall not use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

5. Company shall not discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

6. Company recognizes that wages are essential to meeting employees’ basic needs. Company shall comply, at a minimum, with all applicable wage and hour laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and shall provide legally mandated benefits. If local laws do not provide for overtime pay, Company shall pay at least regular wages for overtime work. Except in extraordinary business circumstances, Company shall not require employees to work more than the lesser of (a) forty-eight (48) hours per week and twelve (12) hours overtime or (b) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus twelve (12) hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one (1) day off in every seven (7)-day period. Company agrees that, where local industry standards are higher than applicable legal requirements, it will meet the higher standards.

7. Company shall provide employees with a safe and healthy workplace in compliance with all applicable laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation. Company also shall ensure that the same standards of health and safety are applied in any housing it provides for employees. Company shall provide WMI with all information WMI may request about manufacturing, packaging and distribution facilities for the Products.

8. Company shall respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable laws.

9. Company shall comply with all applicable laws, including those pertaining to the manufacture, pricing, sale and distribution of Products.

10. Company shall comply with all applicable environmental laws.

Schedule C

Fee Schedule

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Schedule D

Insurance Coverage

1. Property Insurance, Including Extra Expense and Business Interruption: Company at all times and at its own cost and expense shall insure WMI’s property as defined and required in this Agreement under so-called “all risk” policies of insurance, including but not limited to coverage for extended perils, earthquake, windstorm, flood, collapse, open cargo, war risk cargo and terrorism, and non-physical damage to source material. WMI’s property shall consist of and not be limited to source material, finished goods and inventory, returned stock, master recordings, digital files, DVDs, CDs and all printing and packaging material.

Either dedicated policies or portfolio (blanket) coverage forms may provide the “all risk” property insurance, providing that the aggregate per occurrence limit of insurance available with respect to the WMI property at any Company location for property damage, business interruption, and extra expense shall not be less than [*]. The deductible on said policy shall be the sole responsibility of Company and be of no greater amount than is commercially reasonable for a company of its financial standing. These policies shall be primary to any policy maintained by or on behalf of WMI. WMI may, at any time, review the amount of insurance required hereunder, and may, from time to time, but in no event more than annually, require a lower or higher amount depending on the best available estimate of the aggregate exposure to loss arising from damage to WMI’s property under this Agreement.

The open cargo and war risk cargo insurance policies shall provide per shipment limits of indemnity of no less than [*] and contain a warehouse coverage endorsement. In the event that the [*] limit of insurance is not adequate to fully insure any given shipment under this Agreement, Company shall purchase additional insurance to cover the full replacement cost of the shipment. The deductible on these policies shall be no greater than what is commercially reasonable for an enterprise with Company’s financial standing. The deductible shall be the responsibility of Company and this coverage shall be primary to any coverage maintained by WMI.

All policies shall provide for a reimbursement value with respect to WMI’s property at replacement cost for new property of like kind and quality, with no deduction for depreciation, and shall include WMI, its partners, officers, employees, and affiliates as loss payees under the policies as their interest may appear, and shall provide that no act or omission on the part of Company as the title insured shall prejudice a direct claim by the additional insured. All property policies shall include a waiver of subrogation in favor of WMI. Further, Company agrees to secure terms with its insurer that in the event that Company fails to pay premium resulting in a cancellation of coverage that WMI will be given the opportunity to maintain coverage for its insured property under the policy; and Company will reimburse WMI within [*] of notice for the expense incurred.

2. Public Liability Insurance: Company shall also be required to obtain and maintain comprehensive general liability insurance and a follow-form “umbrella liability” policy, providing insurance against claims for bodily injury, including death, property damage, personal and advertising injury, blanket contractual liability, broad form property damage liability, explosion, collapse and underground hazard, and products and completed operations, for such claims occurring or alleged to have occurred in the course of any operations or activities contemplated by this Agreement, in such amounts as from time to time are carried by prudent owners of comparable operations, but in no event less than [*] per occurrence and [*] in the annual aggregate, and covering as additional insureds all the WMI individuals and entities for which and to the extent it is responsible under this Agreement.

3. Workers’ Compensation and Employers’ Liability Insurance:

The Workers’ Compensation policy shall include the following coverage:

1. Coverage A	Statutory
2. Coverage B	Employers’ Liability

Bodily Injury by Accident	[*] each accident
Bodily Injury by Disease	[*] policy limit
Bodily Injury by Disease	[*] each employee

Company shall maintain any other employment related insurance coverage required by any jurisdiction having control over any employees or operations used in connection with this Agreement.

4. Automobile Liability Insurance: Company shall purchase and maintain automobile liability and follow-form “umbrella liability” insurance for all owned, non-owned and hired vehicles with limits of not less than [*] combined single limit for bodily injury and property damage. This insurance coverage must include all automotive and truck equipment used in the performance of the work under this Agreement, and must include the loading and unloading of same.

5. Environmental Liability Insurance: In the event Company encounters and must perform or engage a contractor to perform work related to the remediation or abatement of “hazardous material” which includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Superfund Amendments and Reauthorization Action of 1986 (Pub. L. No. 99-499, 100 stat. 1613 (1986)), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation (or applicable law in any jurisdiction outside the U.S.), Company, or any contractor performing such work on behalf of Company, shall provide “contractor’s pollution liability” insurance, as applicable to the work to be performed, covering claims from third-party injury and property damage as a result of pollution conditions emanating from on-site, under the site, or off the site arising out of its operations and completed operations. Completed operations coverage shall remain in effect for no less than [*] after final completion. Minimum liability limits, including excess liability coverage, shall be [*] each occurrence and [*] in the aggregate.

The automobile liability insurance must contain provisions for thirty (30) days prior written notice of cancellation, nonrenewal, material change or reduction of insurance sent by certified mail return receipt requested, and waiver of subrogation in favor of WMI, additional insureds and all other such entities, as may be reasonably requested by WMI.

6. Provisions Applicable to All Policies of Insurance Required Hereunder: All policies of insurance shall be underwritten by an insurer with an AM Best rating of no less than A- and a financial size class of VII or better (or an equivalent rating from an alternate rating agency). All insurance companies are to be licensed to issue such insurance in the U.S. and or respective jurisdiction where WMI’s property will be located or where operations may be conducted under this Agreement, and the coverage territory for all such policies shall include all such territories. Satisfactory evidence of insurance shall be provided before the commencement of this Agreement and shall be evidenced at each renewal by a binder and certificate of insurance at least ten (10) days before expiration of coverage and upon request of WMI, on an annual basis or as necessitated by a material change in coverage or legal action. Company shall forward to WMI a copy of all required policy forms upon request. With respect to property located outside the U.S., any loss payable to WMI shall be adjusted and paid in the currency of the United States of America, subject to the rate of exchange published in The Wall Street Journal on the date of the loss. If Company elects to maintain insurance for property located outside the U.S., where the policy is denominated in a currency other than the U.S. dollar, such policy limits and deductibles shall at all times be sufficient to meet the U.S. dollar denominated requirements set forth on this Schedule D.

Each of WMI and Company agrees to negotiate in good faith to attempt to resolve any disagreement which in any way affects any insurance required to be carried hereunder. In the event that such good faith negotiation does not result in the resolution of any such disagreement within a fifteen (15)-day period, the parties shall retain an arbitrator to make a fair and reasonable determination as to any such disagreement (the “Insurance Arbitrator”). The Insurance Arbitrator shall be a retired executive or attorney with substantial experience in the insurance industry, preferably in the field of distribution, shall be independent of each of WMI and Company, and shall endeavor to provide a determination of any dispute among the parties within thirty (30) days of being retained, but in each case, as quickly as possible. The parties shall jointly appoint the Insurance Arbitrator and the identity of the Insurance Arbitrator shall be satisfactory to each of the parties. The parties shall share equally in the cost and expense of retaining the Insurance Arbitrator. If the parties cannot agree upon a person to act as the Insurance Arbitrator within thirty (30) days of the expiry of the fifteen (15)-day negotiation period specified in this Paragraph 6, then the Arbitrator shall be selected by the American Arbitration Association. Any arbitration hereunder shall be conducted in conformance with the rules established by the American Arbitration Association. Any determination made by the Insurance Arbitrator shall be final and binding on each of the parties. For the avoidance of doubt, Company shall at all times including during the pendency of any dispute and until such time as such dispute is resolved be required to continue to procure insurance policies at its sole expense in full force and effect as required in this Agreement and as specified herein.

Schedule E

Non-Exclusive Territories

Argentina	Bulgaria
Australia	Croatia
Brazil	Ecuador
Canada	Estonia
Chile	Ghana
China	India
Colombia	Israel
Eire	Ivory Coast
Kenya
France	Latvia
Greece	Lithuania
Hong Kong	Mauritius
Hungary	Romania
Indonesia	Saudi Arabia
Italy	Lebanon
Japan	United Arab Emirates
Korea	Slovenia
Malaysia	South Africa
Mexico	Turkey
New Zealand	West Indies
Zimbabwe
Philippines	USA (subject to exclusivity under the US Pick, Pack and Shipping Services Agreement
Poland
Portugal	Export Territories

Singapore
Spain	All locations in the Territory designated by WMI

Taiwan
Thailand
UK
Venezuela

Schedule F

PP&S Services

A.	WAREHOUSE MANAGEMENT ACTIVITIES

1. Inbound Logistics Activity

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2. Custody and Storage Activities

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3. Order Processing Activities

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4. Dispatch Activities

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5. Returns Processing Activities

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6. New Releases Processing Activities

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7. Additional Activities

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8. Communication Activities

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B. TRANSPORTATION SERVICES

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C. SPECIALIST SERVICES

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Pre Pack Order

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D.	PERFORMANCE METRICS

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